Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 19, 2009, on the consolidated financial statements of interCLICK, Inc. for the year ended December 31, 2008 and for the period from June 14, 2007 (Inception) to December 31, 2007 included herein on the registration statement of interCLICK, Inc. on Form S-1, Amendment No. 1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
August 24, 2009